EXHIBIT  10.1

MINERAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT dated for reference September 24, 2005.

BETWEEN:

Donald Murdock of LM122 – 2303 4th Street, SW, Calgary, AB T2S 2S7 (the”seller”)

AND:

Global Sunrise, Inc., a body corporate, duly incorporated under the laws of the State of Colorado and having an office at 1628 Second Avenue, Suite 2C, New York, NY 10028 (the "Purchaser")

W H E R E A S:

A.

The Seller is the owner of a certain mineral claims located in the Red Lake Mining District, Province of Ontario, Canada The claim is more particularly described in Schedule "A" attached hereto which forms a material part hereof (collectively, the "Claims");

B.

The Seller has agreed to sell and the Purchaser has agreed to purchase a 100% right, interest and title in and to the Claims upon the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained,

THE PARTIES HERETO AGREE AS FOLLOWS:

1.

SELLER’S REPRESENTATIONS

1.1

The Seller represents and warrants to the Purchaser that:

(a)

The Seller is the beneficial owner of the Claims and holds the right to transfer title to the Claims and to explore and develop the Claims;

(b)

The Seller holds the Claims free and clear of all liens, charges and claims of others, and the Seller has a free and unimpeded right of access to the Claims and has use of the Claims surface for the herein purposes;

(c)

The Claims have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Province of Ontario and are in good standing in Ontario as of the date of this Agreement;

(d)

There are no adverse claims or challenges against or to the Seller’s ownership of or title to any of the Claims nor to the knowledge of the Seller is there any basis therefore and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

(e)

The Seller has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Seller is a party or by which he is bound or to which he is subject; and

(f)

No proceedings are pending for, and the Seller is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Seller in bankruptcy, or in any position similar to bankruptcy.

(g)

The Seller agrees that Coast Mountain Geophysical Ltd. of Vancouver, British Columbia will hold all claims covered by this agreement “in trust” indefinitely in order to comply with the laws of the Province of Ontario or until such time as Purchaser has made other arrangements.

1.2

The representations and warranties of the Seller set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2.

THE PURCHASER'S REPRESENTATIONS

The Purchaser warrants and represents to the Seller that it is a body corporate, duly incorporated under the laws of the State of Colorado with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.

SALE OF CLAIMS

The Seller hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claims in consideration of Fifteen Thousand United States Dollars ($15,000) and the Purchaser issuing 500,000 shares of the Purchaser’s common stock to the Seller upon the closing of this Agreement.

4.

CLOSING

The sale and purchase of the interest in the Claims shall be closed concurrently with the execution of this Agreement at 5:30 P.M. on September 30, 2005 at the offices of the Purchaser, or such other place and time acceptable to both parties.

BYLAWS, PAGE 1

5.

FORCE MAJEURE

If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labor disputes, lockouts, labor shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Seller of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Seller as soon as such cause ceases to exist.

6.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

7.

NOTICE

       7.1

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

       7.2

Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

8.

RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

9.

FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

10.

TIME OF ESSENCE

Time shall be of the essence of this Agreement.

11.

TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

12.

NONSEVERABILITY

This Agreement shall be considered and construed as a single instrument and the failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

14.

APPLICABLE LAW

The situs of the Agreement is New York, NY and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the State of New York.

15.

INUREMENT

This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

PURCHASER: GLOBAL SUNRISE, INC.

                           /s/ Brant E. Hodyno

                                Brant Hodyno, President

SELLER:        /s/ Donald Murdock

                              Donald Murdock

SCHEDULE "A"

SUNRISE CLAIM, RED LAKE MINING DISTRICT, ONTARIO, CANADA

CLAIM NUMBER	UNITS	EXPIRY DATE	WORK REQUIREMENT

KRL 3019641	15	May 20, 2007	$6,000
KRL 3019644	9	May 20, 2007	$3,600
KRL 3019624	8	May 20, 2007	$3,200

LOCATION AND ACCESS

The claims are situated in the Red Lake Mining District, northwestern Ontario, 40 km southeast of Red Lake (Figures 1 and 2). Claims KRL 3019644 and KRL 3019645 are contiguous claims 11 km northeast of Highway 105, the Red Lake Highway connecting the Red Lake district to the Trans Canada Highway near Vermillion Bay some 110 km to the south, between Dryden and Kenora. The southwest corner of claim KRL 3019641 lies within a few hundred metres of the highway. A secondary road passes immediately west of the latter claimAll areas can be reached year round. The property totals 508 hectares and is centered on 500 55’ N Latitude and 930 24’ W Longitude.

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